UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): April 2, 2021

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

001-15877		35-1547518
(Commission File Number)		(IRS Employer Identification No.)
711 Main Street
Jasper,	Indiana	47546
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 482-1314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[☐]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [☐]
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	GABC	NASDAQ Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2021, German American Bancorp, Inc. (the “Company”) announced that Clay W. Ewing has retired from his position as the Company’s Executive Vice Chairman. The Company had previously announced, on July 1, 2020, several changes to its executive management group as part of an ongoing executive succession plan, including Mr. Ewing’s anticipated retirement and his assumption of the position of Executive Vice Chairman. Mr. Ewing, a named executive officer for the Company’s 2020 fiscal year, previously served as the Company’s President and Chief Banking Officer, as well as the Company’s Secretary. Upon the recommendation of the Compensation/Human Resources Committee of the Company’s Board of Directors (the “Board”), the Board accelerated vesting of (i) 6,101 shares of restricted stock held by Mr. Ewing that otherwise would have vested at various dates ending on March 15, 2024; and (ii) $69,064 in cash incentive awards held by Mr. Ewing that otherwise would have vested at various dates ending on March 15, 2022.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.
Date: April 2, 2021	By:	/s/ Mark A. Schroeder
Mark A. Schroeder, Chairman and Chief Executive Officer